LEASE AMENDING AGREEMENT

THIS LEASE AMENDING AGREEMENT made as of June 1, 2021 (the “Effective Date”).

BY AND BETWEEN:

RANK INCORPORATED

(the “Landlord”)

- and -

METAMATERIAL INC.

(the “Tenant”)

WHEREAS

a.
By lease dated August 28, 2020 (the “Lease”), the Landlord leased certain lands known as Suite 102, 60 Highfield Park Drive, Dartmouth, Nova Scotia, as more particularly described in the Lease as the “Premises”, to the Tenant;
b.
The Landlord and Tenant have agreed to amend the Lease as hereinafter set out.

NOW THEREFORE, in consideration of the Lands and of the sum of One Dollar ($1.00) now paid by each of the parties hereto to the other, and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereby agree as follows:

1.
Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Lease.
2.
As of the Effective Date, the Lease is amended as follows:
(a)
The body of Section 1.1(e) is hereby deleted and replaced with the following:

“Approximately Sixty Eight Thousand (68,000) square feet of Rentable Area, identified as Suite #102 containing approximately Fifty Three Thousand (53,000) square feet of Rentable Area (the “Existing Premises”) and a portion of Suite , containing approximately Fifteen Thousand (15,000) square feet of Rentable Area (the “New Premises” and together with the Existing Premises, (the “Premises”) in the Building and indicated as per Schedule “B” attached hereto.

In accordance with Article 2.8, Landlord shall have its surveyor or other professional prepare a final measurement of the area of the Premises and the Building no later than July 15, 2021 in accordance with the then current standard for floor measurement as established by the Building Owners and Managers Association (BOMA) and used by Landlord in respect of premises located in the Building (the “BOMA Standard”), and, in such case, Basic Rent and Additional Rent will be adjusted accordingly, if required.”

(b)
The body of Section 1.1(g) is hereby deleted and replaced with the following:

“Subject to the provisions herein with respect to free rent, and subject always to adjustment as provided for in Article 2.8, the Tenant shall pay to the Landlord, as annual Basic Rent, plus all applicable taxes, and without any abatement, set-off or deduction whatsoever, as follows:

Year 1: $1.19 per square foot calculated on the full Rentable Area of the Premises;

Year 2: $2.80 per square foot calculated on the full Rentable Area of the Premises;

Year 3: $3.28 per square foot calculated on the full Rentable Area of the Premises;

Year 4: $3.76 per square foot calculated on the full Rentable Area of the Premises;

Year 5: $3.90 per square foot calculated on the full Rentable Area of the Premises;

Years 6-7: $4.49 per square foot calculated on the full Rentable Area of the Premises;

Years 8 – end of Term: $5.26 per square foot calculated on the full Rentable Area of the Premises;

All payments of Basic Rent shall be payable in advance, in equal monthly instalments on the first day of each and every month of the Term.”

(c)
The body of Section 2.8 is hereby deleted and replaced with the following:

“Landlord shall cause the Rentable Area of the Premises to be measured by Landlord’s Advisor on or before July 15, 2021 and Rent that is calculated on the Rentable Area shall be adjusted accordingly, subject to Article 15.12 herein.”

(d)
The body of Section 15.12 is hereby deleted and replaced with the following:

“The Rentable Area of the Premises shall be verified by Landlord’s Advisor by July 15, 2021 in accordance with BOMA measurement methods and a signed certificate stating the actual measurement of the Premises shall be issued to Tenant. Rent shall be adjusted accordingly.”

(e)
Schedule “B” is completely deleted and replaced with Schedule “B” hereto.
(f)
The body of Section B of Schedule “E” is deleted and replaced with the following:

“Provided it is otherwise in good standing under the Lease, for the first eight (8) months of the Term, the Tenant shall not be required to pay Basic Rent or its Proportionate Share of Operating Costs and Property Taxes comprised in Additional Rent for the Existing Premises.

Provided it is otherwise in good standing under the Lease, for the first twelve (12) months of the Term (the “Free Rent Period”), and further provided that the Landlord delivers vacant possession of the New Premises to the Tenant by July 15, 2021, the Tenant shall not be required to pay Basic Rent in respect of the New Premises. In the event that the Landlord does not deliver vacant possession of the New Premises to the Tenant by July 15, 2021, the Free Rent Period shall be extended one (1) day for each day after July 15, 2021 that the Landlord is unable to deliver vacant possession of the New Premises to the Tenant.

Notwithstanding the foregoing, during any periods of free or reduced Rent provided for in the Lease, the Tenant will be required to comply with all other terms and conditions in the Lease, and, without limiting the foregoing, the Tenant will be responsible for the cost of cleaning, maintenance, pest control, and all utilities (whether or not separately metered) respecting the Premises, as well as all other Additional Rent as defined in the Lease.”

(g)
The body of Section D of Schedule “E” is completely deleted and replaced by the following:

Landlord shall provide Tenant with a location for signage on the side and front of the Building, as well as on the pylon sign for the Building, to be used in conjunction with other tenants. Landlord will also permit Tenant the use of the former Convergis Technologies pylon sign on an as-is, where-is basis. Design and size of all signage is subject to Landlord’s prior written consent, such consent not to be unreasonably withheld. The Tenant is solely responsible for the design, installation, maintenance, and removal of all approved signage.

(h)
The body of Section G of Schedule “E” is deleted and replaced with the following:

“For clarity, the following is a summary with respect to the payment of Basic Rent payable by the Tenant to the Landlord during the Term. The summary is for illustrative purposes only, and in the event of any discrepancy between the contents of this paragraph and Article 1.1(g) or any other provisions of this Lease, Article 1.1(g) shall govern.

Year 1: Free Rent Period Existing Premises:

January 1, 2021 to August 31, 2021 = Gross Rent Free for 8 months;

September 1, 2021 to December 31, 2021 = $1.19 x 53,000 sq. ft. (4 months);

Year 1: Free Rent Period New Premises: Calendar year 2021 is Basic Rent Free;

Year 2: $2.80 per square foot calculated on the full Rentable Area of the Premises;

Year 3: $3.28 per square foot calculated on the full Rentable Area of the Premises;

Year 4: $3.76 per square foot calculated on the full Rentable Area of the Premises;

Year 5: $3.90 per square foot calculated on the full Rentable Area of the Premises;

Years 6-7: $4.49 per square foot calculated on the full Rentable Area of the Premises; and

Years 8 – end of Term: $5.26 per square foot calculated on the full Rentable Area of the Premises.”

(i)
The following is added to the end of Section H of Schedule “E”:

“Provided the Tenant is itself in physical occupation of the Premises, is operating its business in the whole of the Premises and is not in default under the Lease or curing any such default, then the Tenant will have, during the Term of the Lease a right of first opportunity to lease any Expansion Premises on the terms set out below.

Right of First Opportunity

The Landlord will provide notice to the Tenant of the availability or pending availability of any Expansion Premises within five (5) days of the Landlord becoming aware of the availability of any Expansion Premises, and the Tenant will have twenty (20) days after receipt of the Landlord’s notice to provide the Landlord with notice of its desire to lease the applicable Expansion Premises. Upon receipt of the Tenant’s notice to lease the Expansion Premises the Landlord and Tenant will have Sixty (60) days to finalize the terms and conditions of the lease or amendment of the Lease for the Expansion Premises.

If the Tenant declines to lease the Expansion Premises or fails to respond within the twenty (20) day notice period, then the Landlord shall be entitled to lease the Expansion Premises to whomever and on whatever terms it determines are appropriate, without any further right of or obligation to the Tenant.

The Expansion Premises shall not include any portions of the Expansion Premises that are vacant on the Effective Date.

(j)
The following is added to the end of Section P of Schedule “E”:

“The Landlord acknowledges and agrees that the pending publically announced transaction between the Tenant and Torchlight Energy Resources, Inc., as may be modified, will not be deemed to be a Transfer to which Articles 9.1 and 9.2 apply.”

3.
The Landlord agrees to complete the following, at its sole cost and expense, on or before June 30, 2021:
(a)
Repair all cracks and other damage to the common walkways serving the Building; and
(b)
Paint the exterior façade of the Building in a colour palette to be mutually agreed with the Tenant.
4.
The Tenant, at its sole cost and expense, shall be entitled to:
(a)
Install up to an initial 100kW solar panel array to service its operations taking into account the structural integrity and loading of the roof of the Building, provided that prior to the installation of same, the Tenant shall submit all related calculations, drawings, and plans and specifications to the Landlord for its prior written approval, the same not to be unreasonably withheld; and
(b)
Install up to two (2) flag poles near the entrance of the Building.

5.
The Landlord agrees to refer Tenant to an architect to assist Tenant with the design and installation of the exterior façade of the Building adjacent to the Premises. The cost of the design and installation of the façade shall be mutually agreed upon in writing by the Landlord and the Tenant, each acting reasonably, and will be paid for by the Landlord and charged back to the Tenant as Additional Rent, amortized over the Term at an annual interest rate of five percent (5%), using generally accepted accounting principles.
6.
The Landlord covenants and agrees to provide the Tenant vacant possession of the New Premises no later than Sixty (60) days after execution of this Agreement and the Landlord further agrees, that notwithstanding anything set out in the Lease, the Tenant may occupy the New Premises as soon as vacant possession is available.
7.
Other than as expressly set out herein, all other provisions of the Lease remain in full force and effect, unamended.
8.
This Amending Agreement shall be construed and governed by the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein.
9.
This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.
10.
The Landlord and Tenant agree that this Amending Agreement may be executed in counterpart and transmitted by e-mail and that the reproduction of signatures in counterpart by way of e-mail will be treated as though such reproduction were executed originals.

The parties have executed this Amending Agreement as of the Effective Date

RANK INCORPORATED

Per:
Name:	Joseph Ramia
Title:	Secretary

Per:
Name:
Title:

METAMATERIAL INC.

Per:
Name:	George Palikaras
Title:	President & CEO
Per:
Name:
Title:

SCHEDULE “B”: PREMISES

(attached)